                                  Exhibit 11.1

                                SONIC SOLUTIONS
                 STATEMENT RE: COMPUTATION OF PER SHARE AMOUNTS

             Three and Nine Months Ended December 31, 1996 and 1997
              (In thousands, except per share amounts - unaudited)



                                                                   Three Months Ended          Nine Months Ended
                                                               --------------------------  --------------------------
                                                                      December 31,                December 31,
                                                               --------------------------  --------------------------
                                                                      1996          1997          1996          1997
                                                                   -------       -------       -------       -------
Net loss.....................................................        ($927)       (1,376)      ($3,950)       (3,234)

Weighted average number of common shares outstanding.........        7,557         7,634         7,527         7,615
                                                                   =======      ========      ========      ========

Net loss per share...........................................       ($0.12)        (0.18)       ($0.52)        (0.42)
                                                                   =======       =======       =======       =======

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